Exhibit 10.3
Second Amendment To
Purchase and Sale Agreement
And Joint Escrow Instructions
(TSG — LITTLE VALLEY)
     THIS SECOND AMENDMENT TO PURCHASE AND SALE AGREEMENT AND JOINT ESCROW INSTRUCTIONS (this “Amendment”), dated as of October 15, 2009, is by and between TSG LITTLE VALLEY, LP, a California limited partnership (“Seller”), and SPT-LAKE ELSINORE HOLDING CO., LLC (“Buyer”) (as successor-in-interest by assignment to Shopoff Advisors, L.P., a Delaware limited partnership), and amends that certain Purchase and Sale Agreement and Joint Escrow Instructions dated as of September 30, 2008, as previously amended (as amended, the “Agreement”). Capitalized terms used herein shall have the meanings given them in the Agreement.
     Seller and Buyer agree to amend the Agreement as follows:
     Two Million Nine Hundred Thousand Dollars ($2,900,000.00) of the Purchase Price shall be paid by Buyer’s execution and delivery into Escrow of (i) an All-Inclusive Purchase Money Note Secured by Deed of Trust in favor of Seller as Payee therein, in the principal amount of Two Million Nine Hundred Thousand Dollars ($2,900,000.00), and (ii) an All-Inclusive Deed of Trust executed by Buyer in favor of Seller as Beneficiary therein, securing the foregoing All-Inclusive Purchase Money Note.
     In all other respects the Agreement shall remain unmodified and in full force and effect.
     IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

SELLER:	TSG LITTLE VALLEY, L.P., a California limited partnership

	By:	Pelaton Partners, Inc., a California limited partnership

		By:	Portfolio Partners, Inc., a California corporation

		By:	/s/ Stevan J. Gromet
Stevan J. Gromet, President

SHOPOFF ADVISORS, L.P. a Delaware limited partnership

	By:	The Shopoff Corporation, a Delaware corporation, Its General Partner

			By:	/s/ William A. Shopoff

William A. Shopoff, President